SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: August 6, 2001



                          TURBOSONIC TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                       0-21832               13-1949528
(State or other jurisdiction of       (Commission File         (IRS Employer
 incorporation or organization)            Number)           Identification No.)

                         550 Parkside Drive, Suite A-14
                                Waterloo, Ontario
                                 Canada N2L 5V4
                    (Address of principal executive offices)


                  Registrant's telephone number: (519) 885-5513





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Item 5. Other Events.

     On August 6, 2001, TurboSonic Technologies, Inc. entered into a strategic alliance with Hamon Research-Cottrell, Inc., a global leader in air pollution control technology. As part of this arrangement, TurboSonic sold 500,000 shares of its common stock, representing an approximately 4.7% equity interest in TurboSonic, to Hamon Research-Cottrell, for $500,000 in cash. Hamon Research-Cottrell also received the right to nominate one member to TurboSonic's board of directors. Hamon Research-Cottrell has designated as its nominee Jonathan Lagarenne, the chief executive officer of Hamon Corporation.

     A joint management team, consisting of sales, marketing and engineering personnel from TurboSonic and Hamon Research Cottrell, has been formed to target sales opportunities for the technologies of both companies.

     Hamon Research-Cottrell is a member of the worldwide Hamon Group, headquartered in Brussels, Belgium, and has extensive experience in providing capital equipment to a wide range of industries.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  TurboSonic Technologies, Inc.
                                                      (Registrant)



Date: August 14, 2001                             By: /s/ Patrick J. Forde
                                                      --------------------------
                                                      Patrick J. Forde
                                                      Secretary